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                                                                      Exhibit 10


                   SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 758-9500


                                                                    May 23, 1997


Merrill Lynch Fund For Tomorrow, Inc.
P.O. Box 9011
Princeton, New Jersey  08536-9011

Ladies and Gentlemen:

               Merrill Lynch Fund For Tomorrow, Inc. (the "Fund"), a Maryland corporation (the "Fund"), is filing with the Securities and Exchange Commission (the "Commission") Post-Effective Amendment No. 17 (the "Amendment") to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-1A (1933 Act File No. 2-87036, 1940 Act File No. 811-3871) relating, among other things, to the registration under the 1933 Act of 4,730,791 additional shares of common stock, par value $.10 per share (the "Additional Shares"), which are to be offered and sold by the Fund in the manner and on the terms set forth in the Prospectus current and effective under the 1933 Act at the time of sale. 7,308,592 of the Additional Shares are previously outstanding shares of common stock of the Fund, par value $.10 per share, which were redeemed by the Fund during its fiscal year ended January 31, 1997. According to the Amendment, 2,596,799 of the Additional Shares have previously been used by the Fund for reduction pursuant to paragraph (a) of Rule 24e-2 under the 1940 Act on previous filings of post-effective amendments to the Fund's Registration Statement during the current fiscal year, or reduction pursuant to paragraph (c) of Rule 24f-2 under the 1940 Act during the Fund's current fiscal year, of the registration fee payable by the Fund for the registration of shares for sale under the 1933 Act.

               We have, as counsel, participated in various corporate and other proceedings relating to the Fund and to the proposed issuance of the Additional Shares. We have examined copies, either certified or otherwise proven to our satisfaction to be genuine, of its Articles of Incorporation and By-Laws, as currently in effect, other documents related to its organization and operation, and a certificate of recent date issued by the Department of Assessments and Taxation of the State of Maryland, certifying the existence and good standing of the Fund. We are generally familiar with the corporate affairs of the Fund.
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Merrill Lynch Fund For Tomorrow, Inc.
May 23, 1997
Page 2

               Based upon the foregoing, it is our opinion that:

               1. The Fund has been duly organized and is legally existing under the laws of the State of Maryland.

               2. The Fund is authorized to issue an unlimited number of shares of common stock.

               3. Subject to the effectiveness under the Act of the Amendment and compliance with applicable state securities laws, upon the issuance of the Additional Shares for a consideration of not less than the par value thereof, and not less than the net asset value thereof as required by the 1940 Act and in accordance with the terms of the Registration Statement, such shares will be legally issued and outstanding and fully paid and non-assessable.

               We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Amendment, and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and Statement of Additional Information of the Fund. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act.

               We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland and, where applicable, published cases, rules or regulations of regulatory bodies of that State.

                                 Very truly yours,

                                 /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

                                 Shereff, Friedman, Hoffman & Goodman, LLP

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